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                                  Exhibit 23.2

                        Consent of Wilf & Henderson, P.C.

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                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement for the common stock to be issued pursuant to the Texarkana First Financial Corporation (the "Company") 1996 Directors' Stock Option Plan and the 1996 Key Employee Stock Compensation Program on Form S-8 of our report dated November 15, 1996, on the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

                                                       Wilf & Henderson, P.C.

Texarkana, Arkansas
October 1, 1997